Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com
FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
	Dubai	Riyadh
March 4, 2026	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
Westlake Chemical Partners LP	Hong Kong	Silicon Valley
2801 Post Oak Boulevard, Suite 600	Houston	Singapore
Houston, Texas 77056	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re:	Registration Statement on Form S-3

To the addressee set forth above:

We have acted as special counsel to Westlake Chemical Partners LP, a Delaware limited partnership (the “Partnership”), and WLKP Finance Corp., a Delaware corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration (a) for issue and sale of up to $500,000,000 aggregate offering amount of (i) common units representing limited partner interests in the Partnership (“Common Units”), (ii) other classes of units representing limited partner interests in the Partnership (“Other Units”), and (iii) one or more series of debt securities (collectively, “Debt Securities”) to be issued under an indenture to be entered into between the Issuers and a trustee (a form of which is included as Exhibit 4.1 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”), and (b) of up to 1,401,869 Common Units to be resold from time to time by certain securityholders of the Partnership (the “Selling Securityholder Units”). The Common Units, Other Units, Debt Securities and Selling Securityholder Units, plus any additional Common Units, Other Units, Debt Securities and Selling Securityholder Units that may be registered pursuant to any subsequent registration statement that the Issuers may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Issuers contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

March 4, 2026

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Issuers and others as to factual matters without having independently verified such factual matters. We are opining herein as to (i) with respect to the opinion set forth in paragraph 3 below, the Delaware General Corporation Law (the “DGCL”), (ii) with respect to the opinions set forth in paragraphs 1 through 4 below, the Delaware Revised Uniform Limited Partnership Act (“DRULPA”), and (iii) with respect to the opinion set forth in numbered paragraph 3 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

When an issuance of Common Units has been duly authorized by all necessary limited partnership action of the Partnership, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such limited partnership action, and in total amounts and numbers of Common Units that do not exceed the total amounts and numbers of Common Units authorized by the board of directors of the general partner of the Partnership in connection with the offering contemplated by the applicable Prospectus, such Common Units will be validly issued and, under the DRULPA, purchasers of the Common Units will have no obligation to make further payments for their purchase of Common Units or contributions to the Partnership solely by reason of their ownership of Common Units or their status as limited partners of the Partnership, and no personal liability for the obligations of the Partnership, solely by reason of being limited partners of the Partnership.

2.

When a series of Other Units has been duly authorized by all necessary limited partnership action of the Partnership, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such limited partnership action, and in total amounts and numbers of Other Units that do not exceed the total amounts and numbers of Other Units authorized by the board of directors of the general partner of the Partnership in connection with the offering contemplated by the applicable Prospectus, such Other Units will be validly issued and, under the DRULPA, purchasers of the Other Units will have no obligation to make further payments for their purchase of Other Units or contributions to the Partnership solely by reason of their ownership of Other Units or their status as limited partners of the Partnership, and no personal liability for the obligations of the Partnership, solely by reason of being limited partners of the Partnership.

3.

When the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate or limited partnership action, as applicable, of the Issuers, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate or limited partnership action, as applicable, of the Issuers, and

March 4, 2026

such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such action, such Debt Securities will be the legally valid and binding obligations of each Issuer, enforceable such Issuer in accordance with their terms.

4.

The Selling Securityholder Units have been duly authorized by all necessary limited partnership action of the Partnership and are validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 or 17-804 of the DRULPA and as described in the Prospectus Supplement and the Primary Prospectus).

In rendering the foregoing opinions in numbered paragraphs 1 and 2, we have assumed that the Partnership will comply with all applicable notice requirements regarding uncertificated units provided in the DRULPA.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

March 4, 2026

With your consent, we have assumed (a) that each of the Debt Securities and the Applicable Indenture governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Issuers, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in each Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP